UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 21, 2014

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 21, 2014, Felix Vulis resigned as Director of Net Element, Inc. (the “Company”). Mr. Vulis was also a member of the Company’s Audit Committee. Mr. Vulis has served on the Board of Directors of the Company since October 2012. Mr. Vulis resigned due to personal reasons and not over any disagreement with the Board of Directors or the Company’s management.

Effective May 21, 2014, the Board of Directors of the Company appointed Mr. Drew J. Freeman as a Director of the Company to fill the vacancy from Mr. Vulis’s resignation. Mr. Freeman, who is 56 years old, is an accomplished industry veteran with more than 30 years of electronic payments industry experience. Mr. Freeman is currently the President of Freeman Consulting, Inc., a payments consulting firm that works with private equity and ISOs. Prior to that, Mr. Freeman served as President of Merchant Data Systems from 2009 to 2013, Group Executive at Chase Paymentech from 2006 to 2007, and Executive Vice President at JP Morgan Chase-First Data JV (Chase Merchant Services) from 2000 to 2006. Mr. Freeman earned a business degree from the University of Miami in 1980.

The Board of Directors of the Company concluded that Mr. Freeman should serve as a Director of the Company in light of his experience in the electronic payments industry. Mr. Freeman was also appointed to serve as a member of the Company’s Audit Committee. The Company’s Board of Directors determined that Mr. Freeman is an independent director for purposes of the rules and regulations of the Securities and Exchange Commission and under the applicable NASDAQ listing standards, and that he has the other qualifications required for service on the Company’s Audit Committee.

There have been no related party transactions between the Company and Mr. Freeman, and there were no arrangements or understandings between Mr. Freeman and any other person pursuant to which he was selected as a director.

As a member of the Company’s Audit Committee, Mr. Freeman will receive an annual retainer of $5,000. Mr. Freeman will also receive a grant of 15,000 shares of the Company’s common stock per year (pro-rated for any partial calendar year for which he serves), which shares will vest on a quarterly basis during the year of service.  The Company will also reimburse Mr. Freeman for all reasonable out-of-pocket expenses incurred in connection with his attendance at meetings of the Board of Directors and any committees thereof, including, without limitation, travel, lodging and meal expenses.

A copy of the press release announcing Mr. Freeman’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

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Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 22, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2014

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer

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Exhibit No.	Description

99.1	Press Release dated May 22, 2014

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